                                                                     EXHIBIT 4.1


[LOGO]        Consumer and                            Consommation
              Corporate Affairs Canada                et Corporations Canada

CERTIFICATE OF AMENDMENT                              CERTIFICAT DE MODIFICATION

CANADA BUSINESS                                       LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                                   PAR ACTIONS DE REGIME FEDERAL


SOUTH AMERICAN GOLDFIELDS INC.                                                       238929-1

Name of Corporation - Denomination de la societe                                  Number - Numero

I hereby certify that the                                         Je certifie par les presentes que
Articles of the above-mentioned                                   les statuts de la societe
Corporation were amended                                          mentionnee ci-haut ont ete modifies

(a) under Section 13 of the                      [ ]              (a)  en vertu de l'article 13 de la
Canada Business Corporations                                      Loi regissant les societes par
Act in accordance with the                                        actions de regime federal
attached notice;                                                  conformement a l'avis ci-joint;

(b) under Section 27 of the                      [ ]              (b)  en vertu de l'article 27 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Amendment                                             les clauses modificatrices ci-jointes
designating a series of shares;                                   designant une serie d'actions;

(c) under Section 177 of the                     [ ]              (c)  en vertu de l'article 177 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Amendment;                                            les clauses modificatrices ci-jointes;

(d) under Section 191 of the                     [ ]              (d)  en vertu de l'article 191 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique
Articles of Reorganization;                                       dans les clauses de reorganisation
                                                                  ci-jointes;

(e) under Section 192 of the                     [X]              (e)  en vertu de l'article 192 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Arrangement.                                          les clauses d'arrangement ci-jointes.

                   Le directeur
                                                                              MAY 15, 1992/LE 15 MAI 1992
             /s/ signature illegible
                                                                  Date of Amendment - Date de la modification
                     Director

Canada

                                                                           FORM 14.1                   FORMULE 14.1
                                                                          ARTICLES OF                     CLAUSES
Canada Business                   Loi regissant les societes              ARRANGEMENT                  D'ARRANGEMENT
Corporations Act                  par actions de regime federal          (SECTION 192)                 (ARTICLE 192)

1 - Name of Corporation -- Denomination de la                               2 - Corporation No. - No de la societe
    societe

                                                                                238929-1
    South American Goldfields Inc.

3 - In accordance with the order approving                      Conformement a l'ordonnance approuvant
    the arrangement, the articles of the                        l'arrangement, les statuts de la societe sont
    corporation are amended as follows:                         modifies comme suit:

         Pursuant to Sections 192(1)(c) and 192(3) of the Canada Business Corporations Act, Golden Star Resources Ltd. and South American Goldfields Inc. are amalgamated to carry on business as Golden Star Resources Ltd., in accordance with the Plan of Arrangement attached as Schedule A to these Articles of Arrangement, and in accordance with the provisions of Schedule B attached to these Articles of Arrangement.

Date                         Signature                  Description of Office - Description du poste

       May 14, 1992          /s/ H. Pabst               Solicitor

                             Heinrich H. Pabst
CCA-1387 (02-89)46                                      FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE
                                                        SEULEMENT
                                                        Filed - Deposee
                                                                                   MAY 15, 1992

CCA 1780 (02-89) 46

                                   SCHEDULE A


                               PLAN OF ARRANGEMENT


                           GOLDEN STAR RESOURCES LTD.

                                      -AND-

                         SOUTH AMERICAN GOLDFIELDS INC.

WHEREAS:

A. Golden Star Resources Ltd. ("Golden Star") was incorporated pursuant to the provisions of the Business Corporations Act, S.A. 1981, c. B-15, as amended (the "ABCA") on March 7, 1984.

B. South American Goldfields Inc. ("South American") was amalgamated pursuant to the provisions of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the "CBCA") effective October 31, 1987.

C. Golden Star and South American wish to amalgamate pursuant to the provisions of this Plan of Arrangement, in accordance with Section 192 of the CBCA, to form a successor corporation ("Amalco").

The terms of this Plan of Arrangement are therefore as follows:

1. This Plan of Arrangement is being made pursuant to the provisions of an amalgamation agreement dated March 17, 1992 between Golden Star and South American.

2. The amalgamation is to become effective on that date (the "Effective Date") shown in the Certificate of Amendment issued by the Director of Corporations under the CBCA. Place du Portage, Ottawa/Hull, Canada.

3.       (a)      Subject to (d) below, pursuant to the amalgamation Amalco will as of the Effective Date issue one (1) Common share for every three and one quarter (3.25) outstanding common shares of South American and one (1) Amalco Common share for every one
                  (1) outstanding common share of Golden Star.

         (b) Pursuant to the amalgamation, each issued and outstanding option or warrant, as the case may be, to purchase South American common shares will be deemed exchanged for one option or warrant, as the case may be, issued by Amalco entitling the holder to purchase, until the original expiry date, for the same aggregate purchase price set forth in such holder's option or warrant, as the case may be, that number of Amalco Common shares equal to one (1) Amalco Common share for three and one quarter (3.25) South American common shares which such shareholder would otherwise have been entitled to receive had the holder exercised his option or warrant, as the case may be, prior to the said amalgamation.

         (c)      (i)      Pursuant to the amalgamation each issued and
                           outstanding option or warrant, as the case may be, to purchase Golden Star common shares will be deemed exchanged for one option or warrant, as the case may be, issued by Amalco entitling the holder to purchase, until the original expiry date, for the same exercise price per share set forth in such holder's option or warrant, as the case may be, the same number of Amalco Common shares.

                  (ii) Pursuant to the amalgamation, each issued and outstanding right to acquire Golden Star common shares will be deemed exchanged for one right issued by Amalco entitling the holder to acquire, until the original expiry date, the same number of Amalco Common shares and warrants which entitle the holder to purchase for the same exercise price the same number of Amalco Common shares.

         (d)      (i)      If based upon the exchange ratio set out in (a) a
                           shareholder would be entitled to a fractional Amalco
                           Common share, then that shareholder shall only be issued the next lowest number of Amalco Common shares;

                  (ii) Golden Star common shares held by South American will be cancelled on the Effective Date;

                  (iii) Amalco Common shares shall not be issued for those Golden Star common shares or South American common shares in respect of which dissent rights pursuant to section 190 of the Act have been or as of the Effective Date are being properly exercised unless the holder thereof subsequently becomes disentitled to be paid the fair value in respect of those shares, in which case Amalco Common shares shall thereupon be issued for those Golden Star common shares or South American common shares in accordance with the exchange ratio in (a) above.

4. Following the Effective Date, Amalco shall call in all certificates representing Golden Star common shares and South American common shares and, following receipt of such certificates shall issue new certificates representing Amalco Common shares in accordance with the exchange ratios described in 3. above, subject to appropriate adjustments that may be required if the Amalco Common shares are consolidated prior to the issuance of such certificates.

5.       (a)      Amalco will be authorized to issue an unlimited number of
                  Common shares having attached thereto, as a class, the following rights, privileges, restrictions and conditions:

                  (i)      the right to vote;

                  (ii) the right, subject to any preferential rights attaching to any other class or series of shares of Amalco, to receive dividends as, when, and if declared on the Common shares by Amalco;

                  (iii) notwithstanding (ii), no dividends may be declared or paid on the Common shares if payment of the dividend would cause the realizable value of Amalco's assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of Amalco then outstanding having attached thereto a redemption or retraction right;

                  (iv) the right, subject to any preferential rights attaching to any other class or series of shares of Amalco, to share in the remaining property of Amalco upon dissolution or other distribution of assets for the purpose of winding up Amalco's affairs.

         (b) Amalco will also be authorized to issue an unlimited number of First Preferred shares having attached thereto, as a class, the following rights, privileges, restrictions and conditions:

                  (i) the First Preferred shares may be issued form time to time in one or more series with each series to consist of such number of First Preferred shares as may, before the issue thereof, be determined by the directors of Amalco;

                  (ii) before the first issue of First Preferred shares of a particular series the directors of Amalco shall by resolution determine the designation, rights, privileges, restrictions and conditions attaching to that series of First Preferred shares, which rights are completely in the discretion of the directors of Amalco subject to the requirements of the CBCA.

6.       There shall be no restrictions on transfers of Amalco shares.

7.       (a)      Amalco shall have a minimum of three (3) and a maximum of
                  fifteen (15) directors.

         (b) On the Effective Date Amalco shall have six (6) directors who shall be the following individuals:

                           David K. Fagin               Roger Morton
                           David A. Fennell             Eric Friedland
                           J.P. Lefebvre                Richard Stark

8.       On the Effective Date the auditors of Amalco shall be Deloitte &
         Touche.

9.       There shall be no restrictions on the business Amalco may carry on.

10.      The name of the amalgamated corporation shall be Golden Star Resources
         Ltd.

11. The place within Canada where the registered office is to be situated shall be Edmonton, Alberta.

12. The Board of Directors of Amalco may from time to time, in such amounts and on such terms as it deems expedient:

         (a)      borrow money on the credit of Amalco;

         (b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of Amalco;

         (c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of Amalco, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or other debt or liability of Amalco.

         The Board of Directors may from time to time delegate to such one or more of the directors and officers of Amalco as may be designated by the Board all or any of the powers conferred on the Board above to such extent and in such manner as the Board shall determine at the time of each such delegation.

13.      The by-laws of South American are to be the by-laws of Amalco.

14.      As of and from the Effective Date:

         (a) The amalgamation of Golden Star and South American and their continuance as one corporation, namely Amalco, shall become effected;

         (b) The property of each of Golden Star and South American shall continue to be the property of Amalco;

         (c) Amalco shall continue to be liable for the obligations of each of Golden Star and South American;

         (d) Any existing cause of action, claim or liability to prosecution of either Golden Star or South American shall be unaffected;

         (e) A civil, criminal or administrative action or proceeding pending by or against either Golden Star or South American may be continued to be prosecuted by or against Amalco;

         (f) A conviction against, or ruling, order or judgment in favour of or against either Golden Star or South American may be enforced by or against Amalco; and

         (g) The Articles of Arrangement of Amalco shall be deemed to be the Articles of Incorporation of Amalco and the certificate of amendment shall be deemed to be the certificate of incorporation of Amalco.

                                   SCHEDULE B

1.       The name of the amalgamated corporation is Golden Star Resources Ltd..

2. The place within Canada where the registered office is to be situated is Edmonton, Alberta.

3. The classes and any maximum number of shares that the corporation is authorized to issue are as follows:

         (a) The Corporation is authorized to issue an unlimited number of Common shares having attached thereto, as a class, the following rights, privileges, restrictions and conditions:

                  (i)      The right to vote.

                  (ii) The right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to receive dividends as, when, and if declared on the Common shares by the Corporation.

                  (iii) Notwithstanding (ii), no dividend may be declared or paid on the Common shares if payment of the dividend would cause the realizable value of the Corporation's assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of the Corporation then outstanding having attached thereto a redemption or retraction right.

                  (iv) The right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to share in the remaining property of the Corporation upon dissolution or other distribution of assets for the purpose of winding up the Corporation's affairs.

         (b) The Corporation is also authorized to issue an unlimited number of First Preferred shares having attached thereto, as a class, the following rights, privileges, restrictions, and conditions:

                  (i) The First Preferred shares may be issued from time to time in one or more series with each series to consist of such number of First Preferred shares as may, before the issue thereof, be determined by the directors of the Corporation.

                  (ii) Before the first issue of First Preferred shares of a particular series the directors of the Corporation shall by resolution determine the designation, rights, privileges, restrictions and conditions attaching to that series of First Preferred shares, which rights are completely in the discretion of the directors of the Corporation subject to the requirements of the Canada Business Corporations Act.

4.       There are no restrictions on share transfers.

5. The corporation shall have a minimum of three (3) and a maximum of fifteen (15) directors.

6.       There are no restrictions on the business the corporation may carry on.

7. The Board of Directors of the Corporation may from time to time, in such amounts and on such terms as it deems expedient:

         (a)      borrow money on the credit of the Corporation;

         (b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

         (c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

         The Board of Directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board above to such extent and in such manner as the Board shall determine at the time of each such delegation.

8. The by-laws of South American Goldfields Inc. are to be the by-laws of the amalgamated corporation.

[LOGO]        Consumer and                      Consommation
              Corporate Affairs Canada          et Corporations Canada


CERTIFICATE OF AMENDMENT                              CERTIFICAT DE MODIFICATION

CANADA BUSINESS                                       LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                                   PAR ACTIONS DE REGIME FEDERAL


   GOLDEN STAR RESOURCES LTD.                                                    282128-1

Name of Corporation - Denomination de la societe                              Number - Numero

I hereby certify that the                                         Je certifie par les presentes que
Articles of the above-mentioned                                   les statuts de la societe
Corporation were amended                                          mentionnee ci-haut ont ete modifies

(a)  under Section 13 of the                        |_|           (a)  en vertu de l'article 13 de la
Canada Business Corporations                                      Loi regissant les societes par
Act in accordance with the                                        actions de regime federal
attached notice;                                                  conformement a l'avis ci-joint;

(b)  under Section 27 of the                        |_|           (b)  en vertu de l'article 27 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Amendment                                             les clauses modificatrices ci-jointes
designating a series of shares;                                   designant une serie d'actions;

(c)  under Section 177 of the                       |X|           (c)  en vertu de l'article 177 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Amendment;                                            les clauses modificatrices ci-jointes;

(d)  under Section 191 of the                       |_|           (d)  en vertu de l'article 191 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique
Articles of Reorganization;                                       dans les clauses de reorganisation
                                                                  ci-jointes;

(e)  under Section 192 of the                       |_|           (e)  en vertu de l'article 192 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Arrangement.                                          les clauses d'arrangement ci-jointes.


          Le directeur

     /s/ signature illegible                                       MAY 15, 1992 / LE 15 MAI 1992

            Director                                        Date of Amendment - Date de la modification

Canada

                                                                            FORM 4                       FORMULE 4

                                                                     ARTICLES OF AMENDMENT        CLAUSES MODIFICATRICES
Canada Business                   Loi regissant les societes
Corporations Act                  par actions de regime federal       (SECTION 27 OR 177)           (ARTICLE 27 OU 177)

1 - Name of Corporation -- Denomination                                     2 - Corporation No. - No de la societe
    de la societe

    GOLDEN STAR RESOURCES LTD.

3 - The articles of the above-named                             Les statuts de la societe ci-haut mentionnee
    corporation are amended as follows:                         sont modifies de la facon suivante:


     Pursuant to subsection 173(1)(h) of the Canada Business Corporations Act, each of the Corporation's issued Common Shares is changed into one-half of an issued Common Share of the Corporation, provided that any holder thereof shall not be entitled to any fractional Common Shares and such fractional
     Common Shares are cancelled.




Date                         Signature                  Description of Office - Description du poste

       May 14, 1992          /s/ H. Pabst               Solicitor

                             H.H. Pabst
CCA-1387 (02-89)46                                      FOR DEPARTMENTAL USE ONLY - A L'USAGE DU
                                                        MINISTERE SEULEMENT
                                                        Filed - Deposee
                                                                                   MAY 15, 1992

[LOGO]    Consumer and                    Consommation et
          Corporate Affairs Canada        Affaires commerciales Canada


CERTIFICATE OF AMENDMENT                              CERTIFICAT DE MODIFICATION

CANADA BUSINESS                                       LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                                   PAR ACTIONS DE REGIME FEDERAL


GOLDEN STAR RESOURCES LTD.                                                           282128-1

Name of Corporation - Denomination de la societe                                  Number - Numero


I hereby certify that the                                         Je certifie par les presentes que
Articles of the above-mentioned                                   les statuts de la societe
Corporation were amended                                          mentionnee ci-haut ont ete modifies

(a)  under Section 13 of the                        [ ]           (a)  en vertu de l'article 13 de la
Canada Business Corporations                                      Loi regissant les societes par
Act in accordance with the                                        actions de regime federal
attached notice;                                                  conformement a l'avis ci-joint;

(b)  under Section 27 of the                        [ ]           (b)  en vertu de l'article 27 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Amendment                                             les clauses modificatrices ci-jointes
designating a series of shares;                                   designant une serie d'actions;

(c)  under Section 177 of the                       [X]           (c)  en vertu de l'article 177 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Amendment;                                            les clauses modificatrices ci-jointes;

(d)  under Section 191 of the                       [ ]           (d)  en vertu de l'article 191 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique
Articles of Reorganization;                                       dans les clauses de reorganisation
                                                                  ci-jointes;

(e)  under Section 192 of the                       [ ]           (e)  en vertu de l'article 192 de la
Canada Business Corporations                                      Loi regissant les societes par actions
Act as set out in the attached                                    de regime federal tel qu'indique dans
Articles of Arrangement.                                          les clauses d'arrangement ci-jointes.


                   Le directeur
                                                                  March 26, 1993 / le 26 mars 1993
             /s/ signature illegible
                                                                  Date of Amendment - Date de la modification
                     Director

Canada

[LOGO]   Consumer and               Consommation
         Corporate Affairs Canada   et Corporations Canada                  FORM 4                       FORMULE 4
                                                                     ARTICLES OF AMENDMENT        CLAUSES MODIFICATRICES
         Canada Business            Loi sur les societes              (SECTION 27 OR 171)           (ARTICLE 27 OU 171)
         Corporations Act           commerciales canadiennes

1 -  Name of Corporation -- Denomination de la societe                       2 - Corporation No. - No de la societe


     GOLDEN STAR RESOURCES LTD.                                                   282128-1


3 -  The articles of the above-named corporation are amended     Les statuts de la societe ci-haut mentionnee sont
     as follows:                                                 modifies de la facon suivante:

     The Registered Office of the Corporation be changed from Edmonton, Alberta to the Greater Vancouver Regional District, B.C.






                             Signature                  Description of Office - Description du poste

       Feb. 19, 1993         /s/ signature illegible      Assistant Secretary

                                                        FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT
                                                        Filed - Deposee
                                                                                    MAR 31 1993

[LOGO]    Industry Canada     Industrie Canada

CERTIFICATE                                             CERTIFICAT
OF AMENDMENT                                            DE MODIFICATION

CANADA BUSINESS                                         LOI CANADIENNE SUR
CORPORATIONS ACT                                        LES SOCIETES PAR ACTIONS






              GOLDEN STAR RESOURCES LTD.                                             282128-1



-------------------------------------------------------       -------------------------------------------------------
Name of corporation - Denomination de la societe              Corporation number - Numero de la societe


I hereby certify that the articles of the above-                  Je certifie que les statuts de la societe
named corporation were amended                                    susmentionnee ont ete modifies:

(a)  under section 13 of the Canada Business             [ ]      a)  en vertu de l'article 13 de la Loi
Corporations Act in accordance with the attached                  canadienne sur les societes par actions,
notice;                                                           conformement a l'avis ci-joint;

(b)  under section 27 of the Canada Business             [ ]      b)  en vertu de l'article 27 de la Loi
Corporations Act as set out in the attached articles              canadienne sur les societes par actions, tel
of amendment designating a series of shares;                      qu'il est indique dans les clauses
                                                                  modificatrices ci-jointes designant une serie
                                                                  d'actions;

(c)  under section 179 of the Canada Business            [ ]      c)  en vertu de l'article 179 de la Loi
Corporations Act as set out in the attached articles              canadienne sur les societes par actions, tel
of amendment;                                                     qu'il est indique dans les clauses
                                                                  modificatrices ci-jointes;

(d)  under section 191 of the Canada Business            [ ]      d)  en vertu de l'article 191 de la Loi
Corporations Act as set out in the attached articles              canadienne sur les societes par actions, tel
of reorganization;                                                qu'il est indique dans les clauses de
                                                                  reorganisation ci-jointes;

(e)  under section 192 of the Canada Business            [X]      e)  en vertu de l'article 192 de la Loi
Corporations Act as set out in the attached articles              canadienne sur les societes par actions, tel
of arrangement.                                                   qu'il est indique dans les clauses
                                                                  d'arrangement ci-jointes.

                /s/ signature illegible
                                                                  MARCH 14, 1995 / LE 14 MARS 1995
                 Director - Directeur                             DATE OF AMENDMENT - DATE DE MODIFICATION

Canada

                                   Consommation et
[LOGO]   Consumer and              Affaires commerciales Canada           FORM 14.1                     FORMULE 14.1
         Corporate Affairs Canada                                  ARTICLES OF ARRANGEMENT         CLAUSES D'ARRANGEMENT
                                   Loi regissant les societes           (SECTION 192)                  (ARTICLE 192)
         Canada Business           par actions de regime
         Corporations Act          federal

1 - Name of applicant corporation(s) -- Denomination de la              2 - Corporation No(s). -
    (des) requerante(s)                                                     No(s) de la(des) societe(s)
    GOLDEN STAR RESOURCES LTD.                                              282128-1

3 - Name of the corporation(s) the articles of which are                4 - Corporation No(s). -
    amended, if applicable Denomination de la (des) societe(s)              No(s) de la(des) societe(s)
    dont les statuts sont modifies, le cas echeant                          282128-1
    GOLDEN STAR RESOURCES LTD.

5 - Name of the corporation(s) created by amalgamation, if              6 - Corporation No(s). -
    applicable Denomination de la (des) societe(s) issue(s) de              No(s) de la(des) societe(s)
    la(des) fusion(s), le cas echeant

7 - Name of the dissolved corporation(s), if applicable                 8 - Corporation No(s). -
    Denomination de la (des) societe(s) dissovle(s), le cas                 No(s) de la(des) societe(s)
    echeant

9 - Name of other bodies corporate involved, if applicable              10 - Corporation No(s). or jurisdiction of
    Denomination des autres personnes morales en cause, le cas               incorporation -- No(s) de la(des)
    echeant                                                                  societe(s)/ ou loi sous le regime de
    GUYANOR RESSOURCES S.A.                                                  laquelle elle est constituee FRANCE

11- In accordance with the order approving the arrangement,          Conformement oux termes de l'ordonnance approuvant
                                                                     l'arrangement,

     (a) the articles of the above-named corporation(s) are
         amended in accordance with the attached plan of             [X]    les statuts de la(des) societe(s)
         arrangement                                                        susmentionnee(s) soni modifies en conformite
                                                                            avec le plan d'arrangement ci-joint :

     (b) the following bodies corporate are amalgamated in           [ ]    les personnes morales sulvantes sont fusionnees
         accordance with the attached plan of arrangement                   conformement au plan d'arrangement ci-joint:






     (c) the above-named corporation(s) is(are) liquidated and       [ ]    la(les) societe(s) susmentionnee(s) est(sont)
         dissolved in accordance with the attached plan of                  liquidee(s) et dissoute(s) conformement au plan
         arrangement                                                        d'arrangement ci-joint:

     (d) the plan of arrangement attached hereto, involving the      [X]    le plan d'arrangement ci-joint portant sur
         above-named body(ies), corporate is hereby effected                la(les) personne(s) morale(s) susmentionnee(s) prend
                                                                            effet

Date                         Signature                  Title - Titre

       March 7, 1995         /s/ David K. Fagin         Chairman and Chief Executive Officer

7530-21-935-1780(01-93)(46)                             FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT
                                                        Filed - Deposee
                                                                                   MAR 14, 1995

                               PLAN OF ARRANGEMENT

                  IN THE MATTER OF AN ARRANGEMENT between GOLDEN STAR RESOURCES LTD. and its shareholders pursuant to Section 192 of the Canada Business Corporations Act

                                    ARTICLE 1
                                 INTERPRETATION

1.1 In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings hereinafter set forth:

         (a)      "ARRANGEMENT" means the arrangement under the provisions of section 192 of the CBCA on the terms and conditions set forth in this Plan of Arrangement or any amendment hereto made in accordance with section 5.1 of the Arrangement Agreement;

         (b) "ARRANGEMENT AGREEMENT" means the agreement dated as of the 21st day of December, 1994 between Golden Star and Guyanor to which this Plan of Arrangement is attached as Schedule A;

         (c) "CERTIFICATE OF AMENDMENT" means the certificate of amendment to be issued under the CBCA by the Director giving effect to the Arrangement;

         (d) "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, together with all regulations promulgated pursuant thereto;

         (e) "DIRECTOR" means the director appointed under section 260 of the CBCA;

         (f) "EFFECTIVE DATE OF THE ARRANGEMENT" means the date set forth in the Certificate of Amendment;

         (g) "GOLDEN STAR" means Golden Star Resources Ltd., a corporation formed by amalgamation under the laws of Canada;

         (h) "GOLDEN STAR COMMON SHARES" means the common shares in the capital of Golden Star issued and outstanding before the issuance of the Certificate of Amendment;

         (i) "GUYANOR" means Guyanor Ressources S.A., a corporation (societe anonyme) incorporated under the laws of France;

         (j) "GUYANOR CLASS B COMMON SHARES" means Guyanor Class B common shares in the capital of Guyanor;

         (k) "NEW GOLDEN STAR COMMON SHARES" means the "Common Shares" in the capital of Golden Star created pursuant to section 3.1(a) of this Plan of Arrangement;

         (l) "OPTIONS" means stock options granted under the Option Plans and stock options granted by Golden Star outside of the Option Plans that are governed by stock option agreements and which are outstanding on the Effective Date of the Arrangement;

         (m) "OPTION PLANS" means the 1992 Employees' Stock Option Plan and the 1992 Non-Discretionary Directors' Stock Option Plan, each as amended;

         (n) "RIGHTS" means all rights issued by Golden Star which are outstanding on the Effective Date of the Arrangement and which entitle the holders thereof to acquire Golden Star Common Shares;

         (o) "WARRANTS" means the share purchase warrants of Golden Star issued under the Warrant Indenture; and

         (p) "WARRANT INDENTURE" means the warrant indenture made as of February 2, 1994 between Golden Star and The R-M Trust Company.

1.2 The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof" and "hereunder" and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

                                    ARTICLE 2
                              ARRANGEMENT AGREEMENT

2.1 This Plan of Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement.

                                    ARTICLE 3
                                 THE ARRANGEMENT

3.1 On the Effective Date of the Arrangement the following shall occur and be deemed to occur in the following order without further acts or formality, subject to the provisions of Article 4 hereof:

         (a) the articles of Golden Star shall be amended by increasing the authorized capital of Golden Star by the creation of an unlimited number of shares to be designated "Common Shares" (and which are referred to in this Plan of Arrangement as "New Golden Star Common Shares"). Such Common Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

                  (i) the right to vote at all meetings of shareholders of Golden Star, except meetings at which only holders of a specified class of shares are entitled to vote;

                  (ii) the right, subject to any preferential rights attaching to any other class or series of shares of Golden Star, to receive dividends as, when, and if declared on the Common Shares by Golden Star;

                  (iii) Notwithstanding (ii), no dividend may be declared or paid on the Common Shares if payment of the dividend would cause the realizable value of Golden Star's assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of Golden Star then outstanding having attached thereto a redemption or retraction right; and

                  (iv) the right, subject to any preferential rights attaching to any other class or series of shares of Golden Star, to share in the remaining property of Golden Star upon dissolution or other distribution of assets for the purpose of winding up Golden Star's affairs.

         (b) each of the issued and outstanding Golden Star Common Shares, other than those in respect of which the holder thereof has exercised a right of dissent pursuant to section 4.1 hereof, shall be and shall be deemed to be exchanged for one New Golden Star Common Share and one-fifth of one Guyanor Class B Common Share acquired by Golden Star from Guyanor;

         (c) with respect to the Golden Star Common Shares which are exchanged pursuant to subsection 3.1(b):

                  (i) such Golden Star Common Shares shall be deemed to be transferred to Golden Star and cancelled;

                  (ii) the holder of such Golden Star Common Shares shall cease to be a holder of such Golden Star Common Shares and such holder's name shall be removed from the register of Golden Star Common Shares with respect to such exchanged Golden Star Common Shares;

                  (iii) there shall be and be deemed to be issued to such holder as fully paid and non-assessable shares an equivalent number of New Golden Star Common Shares and such holder's name shall be added to the register of New Golden Star Common Shares as registered holder of such shares and the share certificate representing Golden Star Common Shares held by such holder shall represent New Golden Star Common Shares, of the same number, after the above-described exchange;

                  (iv) subject to clause 3.1(c)(iv), there shall be and be deemed to be issued to such holder as fully paid and non-assessable shares one-fifth of one Guyanor Class B Common Share for each Golden Star Common Share held and such Guyanor Class B Common Shares shall be represented and held as set forth in section 5.2 hereof;

                  (v) fractions of Guyanor Class B Common Shares issuable upon the exchange of such Golden Star Common Shares shall be and shall be deemed to be consolidated into whole Guyanor Class B Common Shares and no fractional Guyanor Class B Common Shares will actually be issued, provided that fractions of Guyanor Class B Common Shares that in the hands of a holder cannot be consolidated into a whole share will be retained by Golden Star and Golden Star shall pay each shareholder who would otherwise have held such unconsolidated fractions the fair market value thereof based on the fair market value of a whole Guyanor Class B Common Share as at the Effective Date of the Arrangement;

         (d) the articles of Golden Star shall be further amended by reducing the authorized capital of Golden Star by the removal therefrom of the Golden Star Common Shares as they existed before the issuance of the Certificate of Amendment so that Golden Star is authorized to issue an unlimited number of "Common Shares" (referred to in this Plan of Arrangement as "New Golden Star Common Shares") as set forth in subsection 3.1(a) hereof and an unlimited number of First Preferred shares having the rights, privileges, restrictions and conditions as heretofore authorized; and

         (e) for the purposes of the CBCA, the stated capital account maintained for the Golden Star Common Shares shall become the stated capital account for the New Golden Star Common Shares, provided that such stated capital account shall be reduced to an amount equal to the stated capital of the Golden Star Common Shares immediately prior to the issuance of the Certificate of Amendment less the amount that is the total of
                  (i) the amount that is determined by the board of directors of Golden Star to be the fair market value of the Guyanor Class B Common Shares distributed by Golden Star as part of the exchange effected in accordance with subsection 3.1(b) hereof and (ii) the aggregate amount paid by Golden Star for fractions of Guyanor Class B Common Shares pursuant to clause 3.1(c)(iv) hereof, and provided further that such stated capital account shall be adjusted in accordance with the CBCA in respect of Golden Star Common Shares acquired from holders exercising their right of dissent pursuant to section 4.1 hereof.

3.2 Upon the effectiveness of the Arrangement on the Effective Date of the Arrangement, the following shall apply:

         (a) further to the provisions of the Warrant Indenture, upon the exercise of Warrants, for each Golden Star Common Share that the holder would have been entitled to receive, the holder will be entitled to receive from Golden Star one New Golden Star Common Share and one-fifth of one Guyanor Class B Common Share;

         (b) further to the provisions of the Option Plans and outstanding stock option agreements governing Options granted by Golden Star, upon the exercise of Options, for each Golden Star Common Share that the holder would have been entitled to receive, the holder will be entitled to receive from Golden Star one New Golden Star Common Share and one-fifth of one Guyanor Class B Common Share; and

         (c) further to the instruments governing the Rights, upon the exercise of Rights, for each Golden Star Common Share that the holder would have been entitled to receive, the holder will be entitled to receive from Golden Star one New Golden Star Common Share and one-fifth of one Guyanor Class B Common Share.

                                    ARTICLE 4
                             DISSENTING SHAREHOLDERS

4.1 Holders of Golden Star Common Shares may exercise rights of dissent pursuant to and in the manner set forth in section 190 of the CBCA (or any successor provision effective as of the Effective Date of the Arrangement) and this section 4.1 in connection with the Arrangement.

4.2 Holders who exercise the rights of dissent set forth in section 4.1 hereof and who are ultimately entitled to be paid fair value for their Golden Star Common Shares shall be deemed to have surrendered such shares to Golden Star for cancellation immediately prior to the exchange of Golden Star Common Shares on the Effective Date of the Arrangement.

4.3 Holders who exercise the rights of dissent set forth in section 4.1 hereof and who, for any reason, are ultimately not entitled to be paid fair value for the Golden Star Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Golden Star Common Shares as at and from the Effective Date of the Arrangement.

                                    ARTICLE 5
                         OUTSTANDING SHARE CERTIFICATES
              AND "NON-CERTIFICATED" GUYANOR CLASS B COMMON SHARES

5.1 Notwithstanding the exchange of Golden Star Common Shares for New Golden Star Common Shares under the Arrangement, on and after the Effective Date of the Arrangement each certificate representing Golden Star Common Shares shall represent and shall be deemed to represent New Golden Star Common Shares of the same number without any further action on the part of the holder of such certificate.

5.2 Guyanor Class B Common Shares exchanged for Golden Star Common Shares under the Arrangement will not be represented by any share certificates. Such Guyanor Class B Common Shares will be represented in the form of fully registered non-certificated share positions in accordance with procedures adopted by Guyanor for the registration and transfer of Guyanor Class B Common Shares and will be initially held by a custodian, appointed by Golden Star, on behalf of each holder entitled thereto.

5.3 As soon as practicable after the Effective Date, Golden Star shall cause to be forwarded to each shareholder of Golden Star, at the address of such holder as it appears on the appropriate register for such securities, a notice of the effectiveness of the Arrangement and of the provisions of sections 5.1 and 5.2 hereof, together with further information on the custodian for the Guyanor Class B Common Shares exchanged for the Golden Star

         Common Shares under the Arrangement and the registration and transfer procedures for such Guyanor Class B Common Shares.

[LOGO]        Industry Canada         Industrie Canada

CERTIFICATE                                             CERTIFICAT
OF AMENDMENT                                            DE MODIFICATION

CANADA BUSINESS                                         LOI CANADIENNE SUR
CORPORATIONS ACT                                        LES SOCIETES PAR ACTIONS



              GOLDEN STAR RESOURCES LTD.                                             282128-1



-------------------------------------------------------       -------------------------------------------------------
Name of corporation - Denomination de la societe              Corporation number - Numero de la societe


I hereby certify that the articles of the                         Je certifie que les statuts de la societe
above-named corporation were amended                              susmentionnee ont ete modifies :

(a)  under section 13 of the Canada Business             [ ]  a)  en vertu de l'article 13 de la Loi
Corporations Act in accordance with the attached              canadienne sur les societes par actions,
notice;                                                       conformement a l'avis ci-joint;

(b)  under section 27 of the Canada Business             [ ]  b)  en vertu de l'article 27 de la Loi
Corporations Act as set out in the attached articles          canadienne sur les societes par actions, tel
of amendment designating a series of shares;                  qu'il est indique dans les clauses
                                                              modificatrices ci-jointes designant une serie
                                                              d'actions;

(c)  under section 179 of the Canada Business            [X]  c)  en vertu de l'article 179 de la Loi
Corporations Act as set out in the attached articles          canadienne sur les societes par actions, tel
of amendment;                                                 qu'il est indique dans les clauses
                                                              modificatrices ci-jointes;

(d)  under section 191 of the Canada Business            [ ]  d)  en vertu de l'article 191 de la Loi
Corporations Act as set out in the attached articles          canadienne sur les societes par actions, tel
of reorganization.                                            qu'il est indique dans les clauses de
                                                              reorganisation ci-jointes.



                /s/ signature illegible
                                                                  JULY 29, 1996 / LE 29 JUILLET 1996
                 Director - Directeur                             DATE OF AMENDMENT - DATE DE MODIFICATION

Canada

                        CANADA BUSINESS CORPORATIONS ACT

                                     FORM 4

                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 177)





1 -  Name of Corporation                                                     2 - Corporation No.

     GOLDEN STAR RESOURCES LTD.                                                   282128-1

3 -  The articles of the above-named corporation are amended as follows:


     The following provision be added to Section 7:

     "The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, provided that the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.










Date                         Signature                                         Description of Office
July 25, 1996                /s/ Louis Peloquin                          Vice President & General Counsel

[LOGO]        Industry Canada         Industrie Canada

CERTIFICATE                                             CERTIFICAT
OF AMENDMENT                                            DE MODIFICATION

CANADA BUSINESS                                         LOI CANADIENNE SUR
CORPORATIONS ACT                                        LES SOCIETES PAR ACTIONS




              GOLDEN STAR RESOURCES LTD.                                             282128-1



-------------------------------------------------------       -------------------------------------------------------
Name of corporation - Denomination de la societe              Corporation number - Numero de la societe


I hereby certify that the articles of the                         Je certifie que les statuts de la societe
above-named corporation were amended:                             susmentionnee ont ete modifies :

 a)  under section 13 of the Canada                      [ ]       a)  en vertu de l'article 13 de la Loi
     Business Corporations Act in                                      canadienne sur les societes par
     accordance with the attached notice;                              actions, conformement a l'avis ci-joint;

 b)  under section 27 of the Canada                      [ ]       b)  en vertu de l'article 27 de la Loi
     Business Corporations Act as set out in                           canadienne sur les societes par
     the attached articles of amendment                                actions, tel qu'il est indique dans les
     designating a series of shares;                                   clauses modificatrices ci-jointes
                                                                       designant une serie d'actions;

 c)  under section 179 of the Canada                     [X]       c)  en vertu de l'article 179 de la Loi
     Business Corporations Act as set out in                           canadienne sur les societes par
     the attached articles of amendment;                               actions, tel qu'il est indique dans les
                                                                       clauses modificatrices ci-jointes;

 d)  under section 191 of the Canada                     [ ]       d)  en vertu de l'article 191 de la Loi
     Business Corporations Act as set out in                           canadienne sur les societes par
     the attached articles of reorganization;                          actions, tel qu'il est indique dans les
                                                                       clauses de reorganisation ci-jointes.



             /s/ signature illegible
                                                                   July 10, 2002 / le 10 juillet 2002

                 Director - Directeur                    Date of Amendment - Date de modification

Canada

[LOGO]   Industry Canada            Industrie Canada           ELECTRONIC TRANSACTION         RAPPORT DE LA TRANSACTION
                                                                       REPORT                        ELECTRONIQUE

         Canada Business            Loi canadienne sur les      ARTICLES OF AMENDMENT            CLAUSES MODIFICATRICES
         Corporations Act           societes par actions        (SECTIONS 27 OR 177)             (ARTICLES 27 OU 177)

Processing Type - Mode de traitement:                E - Commerce:Commerce-E


1 -  Name of Corporation -- Denomination de la societe                       2 - Corporation No. - No de la societe

     GOLDEN STAR RESOURCES LTD.                                                                 282128-1



3 -  The articles of the above-named corporation are amended as follows:

     Les statuts de la societe mentionnee ci-dessus sont modifies de la facon suivante:


     The following provisions be added to Section 7 "Other Provisions, if any."

     "Meetings of the shareholders may be held outside of Canada at any of the following places in the United States: of the greater urban areas of Denver, Colorado, Littleton, Colorado and New York, New York, in London,
     England and any other place, as determined from time to time by the Board of Directors."













   Date                             Name - Nom                     Signature                   Capacity of - en qualite

   2002-07-10                       ALLAN MARTER                                               AUTHORIZED OFFICER


                                                                     Page 1 of 1
                                                                          Canada